Exhibit 10.1

FIRST AMENDMENT TO LEASE- July 2013

This FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of July 1, 2013, by and between Irvine Business Properties, a California General Partnership ("Lessor"), and Pro-Dex, Inc. a Colorado Corporation ('Lessee") with respect to that certain Standard Industrial Commercial Multi-Tenant Lease-Net Lease between Lessor and Lessee dated as of August 3, 2007 (the Lease).

This Amendment confirms Pro-Dex, Inc. has not exercised its Option to Terminate. The base rent will be reduced from $38,043.00 per month ($1.35 per SQ FT) to $33,816.00 ($1.20 per SQ. FT) beginning July l, 2013 for one year. The following year and each year thereafter, the rent will increase by $.05 per SQ FT added to the previous year. See rates listed below for Base Rent Schedule. All other terms of the lease will remain unchanged.

Base Rent Schedule:

July 1, 2013 – June 30, 2014	$33,816 ($1.20/sf) per month
July 1, 2014 – June 30, 2015	$35,225 ($1.25/sf) per month
July 1, 2015 – June 30, 2016	$36,634 ($1.30/sf) per month
July 1, 2016 – June 30, 2017	$38,043 ($1.35/sf) per month
July 1, 2017 – April 3, 2018	$39,452 ($1.40/sf) per month

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

LESSOR:

IRVINE BUSINESS PROPERTIES

A California general partnership, General Partner

By:          /s/ Patrick Carrier

Patrick Carrier, Chief Financial Officer

July 9, 2013

Date

LESSEE:

PRO-DEX, INC.

A Colorado Corporation

By:          /s/ Harold A. Hurwitz

Hal Hurwitz CEO & CFO

July 15, 2013

Date